UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2024

ALLARITY THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA 02108
(Address of Principal Executive Offices)

(401) 426-4664
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Development Officer

On October 3, 2024, Allarity Therapeutics, Inc. (the “Company”) announced the appointment of Jeremy R. Graff, as the President and Chief Development Officer of the Company effective as of September 30, 2024. Dr. Graff will report to the Thomas H. Jensen, the Company’s Chief Executive Officer.

Dr. Graff, age 55, has worked in the Biotech/Pharma industry for more than 25 years, garnering deep experience and expertise in the preclinical and clinical development of targeted small and large molecule therapeutics as well as novel immunotherapeutics. Previously, Dr. Graff held C-level and senior executive positions at various biotechnology companies. Form November 2023 to September 2024, Dr. Graff served as a consultant to the Company providing consulting and advisory services on the Company’s research and development programs in the field of small molecule inhibitors and their use in the treatment of cancer. Since January of 2024, Dr. Graff has also served as a C-Suite Executive Advisor and Consultant to a number of companies. From June 2021 to January 2024, Dr. Graff served as the Chief Scientific Officer at IMV, Inc., an early-stage Canadian biotechnology company. There, Dr. Graff oversaw the company’s research programs and the development of its cutting-edge cancer vaccine platform. From June 2020 to March 2021, Dr. Graff served as the Chief Development Officer of HiberCell, a clinical stage oncology company. From November 2018 to June 2020, Dr. Graff served as President and Chief Scientific Officer of Biothera Pharmaceuticals, Inc. (“Biothera”), a privately held clinical stage immuno-oncology company developing Biothera’s proprietary immunotherapy, Imprime PGG, in combination with immune checkpoint inhibitors, or CPIs, for multiple cancer indications. Dr. Graff also served as CSO and Senior Vice President of Research at Biothera from November 2014 to November 2018. From February 1998 to November 2014, Dr. Graff held various positions at Eli Lilly and Company (“Eli Lilly”), an American pharmaceutical company that discovers, develops, and markets human pharmaceuticals worldwide. During his nearly 17-year tenure at Eli Lilly, Dr. Graff identified and validated new molecular targets for advanced cancers, working alongside the clinical development team to establish and lead the translational oncology group. This group supported and advanced the 31 clinical assets in Eli Lilly’s oncology portfolio at the time. Dr. Graff currently serves on the Board of Directors of IN8bio, Inc., a clinical-stage biopharmaceutical company developing gamma-delta T cell-based immunotherapies for cancer patients. Dr. Graff also serves as a member of the Board of Trustees for the Wood Hudson Cancer Research Laboratory, a non-profit research organization, and he is on the Scientific Advisory Board of Avicenna Biosciences, Inc., a drug development company using machine learning-enhanced medicinal chemistry to accelerate the lead-to-candidate optimization process for small molecule drug development. Dr. Graff completed a post-doctoral fellowship at the Johns Hopkins University School of Medicine. He holds a Ph.D. from the University of Kentucky’s Markey Cancer Center, and a Bachelor of Arts degree in Biology and Chemistry from Thomas More College (now University).

Dr. Graff has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

There are no transactions or relationships between the Company and Dr. Graff that are reportable pursuant to Item 404(a) of Regulation S-K.

Graff Employment Agreement

In connection with Dr. Graff’s appointment as President and Chief Development Officer of the Company, the Company and Dr. Graff entered into an Employment Agreement, dated as of September 30, 2024 (the “Employment Agreement”). The material terms and conditions of the Employment Agreement are summarized below.

The Employment Agreement provides for (i) a $475,000 annual base salary (the “Base Salary”), (ii) the grant of equity in the form of restricted stock units (the “RSUs”) with an aggregate value of $250,000; the number of shares to be granted is determined based on the closing price of a share of common stock on September 30, 2024, and the RSUs will vest in equal one-third installments on the first, second, and third anniversary of September 30, 2024, (iii) eligibility to receive an annual bonus representing up to forty-five percent (45%) of the annual Base Salary on the basis of the objectives agreed to by the Board of Directors of the Company at the start of each fiscal year, and prorated for the calendar year 2024, (iv) entitlement to participate in all of the Company’s employee benefit plans and programs (including without limitation, any medical, dental, disability and group life insurance, and 401(k) or other retirement plan) and, (v) a one-time signing bonus of $75,000 in exchange for Dr. Graff’s promise to remain employed under the Employment Agreement for at least one year from September 30, 2024 and/or refrain from engaging in conduct that amounts to “Cause” (as defined in the Employment Agreement).

Under the terms of the Employment Agreement, if Dr. Graff’s employment is terminated by the Company without “Cause” or by Dr. Graff for “Good Reason” (each, as defined in the Employment Agreement), then in addition to the accrued benefits through the date of termination, he will be entitled to receive the following severance payments and benefits:

●	severance pay in an amount equal to nine months’ pay at Dr. Graff’s final Base Salary rate, payable in the form of salary continuation;

●
in the event that the Dr. Graff’s employment is terminated by the Company as a result of a Change-of-Control (as defined in the Employment Agreement), the Company shall provide Dr. Graff with severance pay in an amount equal to twelve months’ pay at Dr. Graff’s final Base Salary rate, payable in the form of salary continuation.

The preceding description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On October 3, 2024, the Company, among other things, announced the appointment of Dr. Graff, as the President and Chief Development Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of September 30, 2024, by and between Allarity Therapeutics, Inc., and Jeremy R. Graff.
99.1	Press Release, dated October 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: October 4, 2024	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer